Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

August 24, 2005

Contact:

Michael Shaffer

Executive Vice President, Finance

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS

2005 SECOND QUARTER RESULTS

•

SECOND QUARTER EPS EXCEEDS GUIDANCE AND CONSENSUS ESTIMATE

•

FULL YEAR EPS GUIDANCE RAISED

Phillips-Van Heusen Corporation reported 2005 second quarter and year to date GAAP net income of $23.5 million or $0.16 per share and $48.5 million or $0.67 per share, respectively, which includes the costs associated with the secondary common stock offering completed in July, 2005.  The prior year’s second quarter and year to date GAAP net income were $13.0 million or $0.24 per share and $14.6 million or $0.13 per share, respectively, which include restructuring and other items.

For the 2005 second quarter, excluding the costs associated with the secondary common stock offering, net income per share was $0.43 which was $0.02 ahead of First Call consensus estimate and 54% higher than last year’s net income per share excluding restructuring and other items of $0.28.

The current year’s six month net income per share excluding the costs associated with the secondary common stock offering was $0.89 which was almost double the prior year’s net income per share excluding restructuring and other items of $0.46.

The secondary common stock offering completed in the current quarter consisted of the voluntary conversion of a portion of the Company's Series B convertible preferred stock by the holders of such stock into 7.3 million shares of common stock and the subsequent sale of such shares.  The costs associated with the secondary common stock offering of $14.2 million include an inducement payment of $12.9 million and $1.3 million of costs specifically related to the offering. Restructuring and other items in the prior year include the costs of (i) exiting the wholesale footwear business and relocating the Company's retail footwear operations, (ii) closing underperforming retail outlet stores and (iii) debt extinguishment associated with the Company's debt refinancing in February 2004.

Second quarter net income of $23.5 million improved 65% from second quarter 2004 net income of $14.2 million, which excludes restructuring and other items, as the positive trends experienced in the first quarter continued.  The Apparel and Related Products segment earnings increased 65% driven by double-digit revenue growth in the Company's dress shirt and sportswear businesses.  The new dress shirt lines for Chaps, BCBG, Sean John and Donald Trump added incremental sales and supplemented the strong performance of the Company’s core dress shirt business.  The Calvin Klein men’s better sportswear collection, which was introduced for Fall 2004 selling, continues to perform well, and, as in the first quarter, the IZOD, Arrow and Van Heusen sportswear brands continue to experience significant growth. The Calvin Klein Licensing segment recorded a 15% increase in operating earnings over the prior year as the Company's growth initiatives to expand the breadth and reach of Calvin Klein product offerings continue to be realized.

Total revenues in the second quarter increased 18% to $443.5 million from $375.9 million in the prior year.  Key drivers were the dress shirt and sportswear increases noted above, a 13% growth in Calvin Klein Licensing revenues and the continued rollout of a limited number of Calvin Klein outlet stores in premium outlet malls.  For the six months, total revenues were $915.6 million, an increase of 21% from the prior year amount of $754.2 million.

From a balance sheet perspective, the Company continues to generate positive cash flow and, after incurring the costs associated with the secondary common stock offering, ended the quarter with a $27.4 million decrease in net debt versus the prior year.  Inventories ended the quarter on plan, with a 20% increase over the prior year’s level.  The increase supports the additional volume relating to the Calvin Klein sportswear business and planned growth in the dress shirt and other sportswear businesses for the third quarter.

Commenting on these results, Mark Weber, Chief Executive Officer, noted, "We are extremely pleased with our second quarter results.  The positive trends in business we experienced in the first quarter continued through the second quarter and enabled us to exceed our previous earnings guidance.  Each of our brands is benefiting from delivering the right product to its respective channel of distribution and the consumer is responding positively.”

Mr. Weber continued, "Our business model is working and we will continue to focus on the significant growth opportunity presented by the Calvin Klein brands, where growth in licensing revenue will drive operating margin expansion.  We will also work to maximize the growth opportunities within the wholesale dress shirt and sportswear businesses, as evidenced by the new dress shirt brands launched over the last year and the strong growth of IZOD and Arrow.”

Mr. Weber then stated, "Given our second quarter results and our projections for the second half of the year, we are raising our 2005 earnings per share guidance, excluding the costs of the secondary common stock offering, to a range of $1.75 to $1.80, or an increase of 28% to 31% over the prior year earnings per share excluding restructuring and other items.  Including the costs of the secondary common stock offering, we anticipate that GAAP earnings per share in 2005 will be in the range of $1.55 to $1.60.  (Please see reconciliation of GAAP to non-GAAP 2005 full year earnings per share estimate.)   2005 full year revenues are expected to be $1.88 billion to $1.90 billion, or an increase of 14% to 16% over the prior year. Our 2005 revenue and earnings projection continues to be based on a conservative view of the fourth quarter, and if the current trends in our business were to continue, we believe we would exceed these estimates for the year."

Mr. Weber concluded, “With respect to the third quarter, we are projecting earnings per share of $0.67 to $0.71, or an increase of 14% to 20% over the prior year’s third quarter earnings per share excluding restructuring and other items, with corresponding revenues of $525 million to $535 million, or an increase of 11% to 13% over the prior year.”

The Company’s 2005 EPS guidance does not include the impact of expensing stock options as the SEC has amended the compliance date for SFAS 123R.  The Company will implement the provisions of SFAS 123R beginning in fiscal 2006, as now required by the SEC.

The Company webcasts its conference calls to review its earnings releases.  The Company's conference call to review its second quarter earnings release is scheduled for Thursday, August 25, 2005 at 11:00 a.m. EST.  Please log on either to our web site at www.pvh.com and go to the News Release page or to CCBN's website at www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode # 3747054.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors;  (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company's Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company's website at www.pvh.com.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	7/31/05			8/1/04
		Adjustments	Results		Adjustments	Results
		for	Excluding		for	Excluding
	Results	Inducement	Inducement	Results	Restructuring	Restructuring
	Under	and Offering	and Offering	Under	and Other	and Other
	GAAP	Costs(1)	Costs(1)	GAAP	Items(2)	Items(2)

Net sales	$397,558		$397,558	$336,137		$336,137
Royalty and other revenues	45,911		45,911	39,787		39,787
Total revenues	$443,469		$443,469	$375,924		$375,924

Gross profit on net sales	$164,245		$164,245	$133,216		$133,216
Gross profit on royalty and
other revenues	45,911		45,911	39,787		39,787
Total gross profit	210,156		210,156	173,003		173,003

Selling, general and
administrative expenses	165,034		165,034	144,483	$(1,874)	142,609

Earnings before interest and
taxes	45,122		45,122	28,520	1,874	30,394

Interest expense, net	7,328		7,328	8,535		8,535

Pre-tax income	37,794		37,794	19,985	1,874	21,859

Income tax expense	14,294		14,294	6,995	656	7,651

Net income	23,500		23,500	12,990	1,218	14,208

Preferred stock dividends
on convertible stock	3,229		3,229	5,280		5,280

Inducement payment and
offering costs	14,205	$(14,205)

Net income available to
common stockholders	$ 6,066	$ 14,205	$ 20,271	$ 7,710	$ 1,218	$ 8,928

Diluted net income per
common share(3)	$ 0.16		$ 0.43	$ 0.24		$ 0.28

(1) The inducement and offering costs for the quarter ended July 31, 2005 relate to the voluntary conversion of a portion of the Company's Series B convertible preferred stock by certain holders of such stock into 7,344 shares of common stock and the subsequent sale of 7,344 common shares by the Company on behalf of the holders.  The inducement and offering costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million.  The payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it is estimated that the Company would have the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period and (b) certain costs, totalling $1.3 million, incurred by the Company in connection with the secondary common stock offering to sell 7,344 shares of common stock on behalf of the holders.

(2) Restructuring and other items for the quarter ended August 1, 2004 include (a) exiting the wholesale footwear business and relocating the Company's retail footwear operations and (b) closing underperforming retail outlet stores.

(3) Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Six Months Ended				Six Months Ended
	7/31/05				8/1/04
		Adjustments		Results		Adjustments	Results
		for		Excluding		for	Excluding
	Results	Inducement		Inducement	Results	Restructuring	Restructuring
	Under	and Offering		and Offering	Under	and Other	and Other
	GAAP	Costs(1)		Costs(1)	GAAP	Items(2)	Items(2)

Net sales		$820,673		$820,673	$672,715		$672,715
Royalty and other revenues		94,905		94,905	81,447		81,447
Total revenues		$915,578		$915,578	$754,162		$754,162

Gross profit on net sales		$324,645		$324,645	$261,842		$261,842
Gross profit on royalty and
other revenues		94,905		94,905	81,447		81,447
Total gross profit		419,550		419,550	343,289		343,289

Selling, general and
administrative expenses		326,799		326,799	294,475	$ (7,145)	287,330

Earnings before interest and
taxes		92,751		92,751	48,814	7,145	55,959

Interest expense, net		15,306		15,306	26,378	(9,374)	17,004

Pre-tax income		77,445		77,445	22,436	16,519	38,955

Income tax expense		28,965		28,965	7,853	5,782	13,635

Net income		48,480		48,480	14,583	10,737	25,320

Preferred stock dividends
on convertible stock		6,459		6,459	10,561		10,561

Preferred stock dividends
on converted stock		2,051		2,051

Inducement payment and
offering costs		14,205	$(14,205)

Net income available to
common stockholders		$ 25,765	$ 14,205	$ 39,970	$ 4,022	$10,737	$ 14,759

Diluted net income per
common share(3)		$ 0.67		$ 0.89	$ 0.13		$ 0.46

(1) The inducement and offering costs for the six months ended July 31, 2005 relate to the voluntary conversion of a portion of the Company's Series B convertible preferred stock by certain holders of such stock into 7,344 shares of common stock and the subsequent sale of 7,344 common shares by the Company on behalf of the holders.  The inducement and offering costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million.  The payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it is estimated that the Company would have the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period and (b) certain costs, totalling $1.3 million, incurred by the Company in connection with the secondary common stock offering to sell 7,344 shares of common stock on behalf of the holders.

(2) Restructuring and other items for the six months ended August 1, 2004 include (a) exiting the wholesale footwear business and relocating the Company's retail footwear operations; (b) closing underperforming retail outlet stores and (c) debt extinguishment costs associated with the Company's debt refinancing in February 2004.

(3) Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

Notes to Consolidated Income Statements:

1.  The Company believes presenting its results excluding the inducement and offering costs for 2005 and restructuring and other items for 2004 provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  The Company uses its results excluding the inducement and offering costs and restructuring and other items to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.

2a. The Company computed its quarterly diluted net income per common share as follows:

(in thousands, except per share data)

	Quarter Ended			Quarter Ended
	7/31/05			8/1/04
			Results		Results
			Excluding		Excluding
	Results		Inducement	Results	Restructuring
	Under		and	Under	and Other
	GAAP	Adjustments(1)	Offering Costs	GAAP	Items

Net income	$23,500		$23,500	$12,990	$14,208

Less:
Preferred stock dividends on
convertible stock	3,229	$ (3,229)(2)		5,280	5,280
Inducement payment and offering costs	14,205	(14,205)(3)

Net income available to common
stockholders for diluted net income
per common share	$ 6,066	$ 17,434	$23,500	$ 7,710	$ 8,928

Weighted average common shares
outstanding	35,533		35,533	30,885	30,885
Impact of dilutive stock options and
warrants	1,975		1,975	1,269	1,269
Impact of assumed convertible preferred
stock conversion		11,566(4)	11,566
Impact of converted preferred stock		6,046(4)	6,046
Total shares	37,508	17,612	55,120	32,154	32,154

Diluted net income per common share	$ 0.16		$ 0.43	$ 0.24	$ 0.28

(1) Adjustments are to present the Company's diluted EPS computation as if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted net income per common share.

(2) Elimination of dividends on convertible preferred stock due to eliminating the inducement payment and offering costs.

(3) Elimination of inducement payment and offering costs associated with converted preferred shares.

(4) Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

2b. The Company computed its year to date diluted net income per common share as follows:

(in thousands, except per share data)

	Six Months Ended			Six Months Ended
	7/31/05			8/1/04
			Results		Results
			Excluding		Excluding
	Results		Inducement	Results	Restructuring
	Under		and	Under	and Other
	GAAP	Adjustments(1)	Offering Costs	GAAP	Items

Net income	$48,480		$48,480	$14,583	$25,320

Less:
Preferred stock dividends on
convertible stock				10,561	10,561
Preferred stock dividends on
converted stock	2,051	$ (2,051)(2)
Inducement payment and offering costs	14,205	(14,205)(3)

Net income available to common
stockholders for diluted net income
per common share	$32,224	$ 16,256	$48,480	$ 4,022	$14,759

Weighted average common shares
outstanding	34,236		34,236	30,800	30,800
Impact of dilutive stock options and
warrants	2,004		2,004	1,309	1,309
Impact of assumed convertible preferred
stock conversion	11,566		11,566
Impact of converted preferred stock		6,695 (4)	6,695
Total shares	47,806	6,695	54,501	32,109	32,109

Diluted net income per common share	$ 0.67		$ 0.89	$ 0.13	$ 0.46

(1) Adjustments are to present the Company's diluted EPS computation as if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted net income per common share.

(2) Elimination of dividends on converted preferred stock due to eliminating the inducement payment and offering costs.

(3) Elimination of inducement payment and offering costs associated with converted preferred shares.

(4) Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

3. EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company’s outstanding debt.  You should not construe EBITDA as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies. Net income is reconciled to EBITDA as follows:

		Quarter Ended
		8/1/04
				Results
			Adjustments for	Excluding
	Quarter	Results	Restructuring	Restructuring
	Ended	Under	and Other	and Other
	7/31/05	GAAP	Items	Items
($000)
Net income	$23,500	$12,990	$1,218	$14,208
Plus:
Income tax expense	14,294	6,995	656	7,651
Interest expense, net	7,328	8,535		8,535
Depreciation and amortization	8,569	7,050		7,050
EBITDA	$53,691	$35,570	$1,874	$37,444

		Six Months Ended
		8/1/04
				Results
	Six		Adjustments for	Excluding
	Months	Results	Restructuring	Restructuring
	Ended	Under	and Other	and Other
	7/31/05	GAAP	Items	Items
($000)
Net income	$ 48,480	$14,583	$10,737	$25,320
Plus:
Income tax expense	28,965	7,853	5,782	13,635
Interest expense, net	15,306	26,378	(9,374)	17,004
Depreciation and amortization	17,161	14,106		14,106
EBITDA	$109,912	$62,920	$ 7,145	$70,065

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	July 31,	August 1,
	2005	2004
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 171,150	$ 143,703
Receivables	118,224	109,416
Inventories	261,302	217,379
Other, including deferred taxes of $11,994 and $17,164	21,721	32,464
Total Current Assets	572,397	502,962
Property, Plant and Equipment	155,060	141,137
Goodwill and Other Intangible Assets(1)	887,402	799,250
Other	28,774	27,034
	$1,643,633	$1,470,383

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 199,883	$ 189,656
Other Liabilities, including deferred taxes of $214,446
and $185,702	356,823	314,259
Long-Term Debt	399,519	399,507
Series B Convertible Redeemable Preferred Stock	161,926	264,746
Stockholders’ Equity	525,482	302,215
	$1,643,633	$1,470,383

(1) The increase in goodwill and other intangible assets is due principally to the acquisition of the Arrow tradename in December, 2004.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)

		Quarter Ended
		8/1/04
				Results
			Adjustments for	Excluding
	Quarter Ended	Results Under	Restructuring and Other	Restructuring and Other
	7/31/05	GAAP	Items	Items

Revenues – Apparel and Related
Products
Net sales	$397,558	$336,137		$336,137
Royalty and other revenues	6,871	5,205		5,205
Total	404,429	341,342		341,342

Revenues – Calvin Klein Licensing
Royalty and other revenues	39,040	34,582		34,582

Total Revenues
Net sales	397,558	336,137		336,137
Royalty and other revenues	45,911	39,787		39,787
Total	$443,469	$375,924		$375,924

Operating earnings – Apparel and
Related Products	$ 39,485	$ 22,053	$1,874	$ 23,927

Operating earnings – Calvin Klein
Licensing	16,048	13,977		13,977

Corporate expenses	10,411	7,510		7,510

Earnings before interest and taxes	$ 45,122	$ 28,520	$1,874	$ 30,394

In the second quarter of 2005, the Company re-evaluated the way it aggregates its operating divisions into its reportable segments under SFAS 131. As a result, the Company's Calvin Klein Collection stores are now included in the Apparel and Related Products segment.  Previously, such stores were included in the Calvin Klein Licensing segment.  The Company reclassified prior year segment data for this change.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)

		Six Months Ended
		8/1/04
				Results
	Six		Adjustments for	Excluding
	Months Ended	Results Under	Restructuring and Other	Restructuring and Other
	7/31/05	GAAP	Items	Items

Revenues – Apparel and Related
Products
Net sales	$820,673	$672,715		$672,715
Royalty and other revenues	14,102	8,813		8,813
Total	834,775	681,528		681,528

Revenues – Calvin Klein Licensing
Royalty and other revenues	80,803	72,634		72,634

Total Revenues
Net sales	820,673	672,715		672,715
Royalty and other revenues	94,905	81,447		81,447
Total	$915,578	$754,162		$754,162

Operating earnings – Apparel and
Related Products	$ 78,829	$ 35,015	$7,145	$ 42,160

Operating earnings – Calvin Klein
Licensing	33,002	29,528		29,528

Corporate expenses	19,080	15,729		15,729

Earnings before interest and taxes	$ 92,751	$ 48,814	$7,145	$ 55,959

In the second quarter of 2005, the Company re-evaluated the way it aggregates its operating divisions into its reportable segments under SFAS 131.  As a result, the Company's Calvin Klein Collection stores are now included in the Apparel and Related Products segment.  Previously, such stores were included in the Calvin Klein Licensing segment.  The Company reclassified prior year segment data for this change.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of 2005 EBITDA Estimate

The Company's 2005 full year EBITDA estimate is $219 million to $223 million.  EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization.  EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt.  EBITDA should not be construed as an alternative to net income as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies.  Set forth below is the Company's reconciliation of net income to EBITDA of $221 million which is the midpoint of the range provided.  It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise EBITDA, including net income, income taxes, net interest expense, depreciation and amortization, each of which is subject to a range of estimates.

(In $000's)	2005
Estimate

Net income	$ 97,600

Plus:
Income tax expense	58,300
Interest expense, net	30,000
Depreciation and amortization	35,100
EBITDA	$221,000

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2005 Full Year Diluted Earnings per Share Estimate

Set forth below is the Company's reconciliation of its 2005 full year GAAP diluted net income per common share estimate to diluted net income per common share excluding the inducement and offering costs.  The Company is reconciling these amounts using the point nearest to the midpoint of the range provided.  It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise net income per common share, including net income, preferred dividends and shares outstanding, each of which is subject to a range of estimates.

(In thousands, except per share data)

			Results
			Excluding
			Inducement
	GAAP		and
	Earnings	Adjustments(1)	Offering Costs

Net income	$97,600		$97,600

Less:
Preferred dividends on converted preferred stock	2,051	$ (2,051)(2)
Inducement payment and offering costs	14,205	(14,205)(3)

Net income available to common stockholders
for diluted net income per common share	$81,344	$ 16,256	$97,600

Shares outstanding:
Weighted average common shares outstanding	38,073		38,073
Impact of dilutive stock options and warrants	1,969		1,969
Impact of assumed convertible preferred stock conversion	11,566		11,566
Impact of converted preferred stock		3,347(4)	3,347
Total shares outstanding for calculation	51,608	3,347	54,955

Diluted net income per common share	$ 1.58		$ 1.78

(1) Adjustments are to present the Company's diluted EPS computation as if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted net income per common share.

(2) Elimination of dividends on converted preferred stock due to eliminating the inducement payment and offering costs.

(3) Elimination of inducement payment and offering costs associated with converted preferred shares.

(4) Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.